EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Visa Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alfred F. Kelly, Jr., do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 31, 2020	/s/ Alfred F. Kelly, Jr.
Alfred F. Kelly, Jr. Chairman and Chief Executive Officer (Principal Executive Officer)